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                                                                     EXHIBIT 5.1


Writer's Phone: 713-758-2750                            E-mail: swulfe@velaw.com
Writer's Fax: 713-615-5637                                    Web: www.velaw.com



                                 September 27, 1999



Spinnaker Exploration Company
1200 Smith Street, Suite 800
Houston, Texas  77002

Ladies and Gentlemen:

     We are acting as counsel for Spinnaker Exploration Company, a Delaware corporation (the "Company"), in connection with the proposed offer and sale by the Company to the Underwriters pursuant to the prospectus forming a part of a Registration Statement on Form S-1, File No. 333-83093, originally filed with the Securities and Exchange Commission (the "S.E.C.") on July 16, 1999 (such Registration Statement, as amended at the effective date thereof being referred to herein as the "Registration Statement"), of an aggregate of 8,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company, together with a maximum of 1,200,000 shares of Common Stock which may be sold by the Company to the Underwriters pursuant to the over-allotment option provided in the Underwriting Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Underwriting Agreement, a form of which has been filed as an exhibit to the Registration Statement.

     We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

     In connection with the opinion expressed herein, we have assumed that the Registration Statement will have become effective and the shares of Common Stock covered by this opinion will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.

     In connection with the opinion expressed herein, we have examined, among other things, the Certificate of Incorporation, as amended, and the Restated Bylaws of the Company, the records of corporate proceedings that have occurred prior to the date hereof with respect to such offering, the Registration Statement and the form of Underwriting Agreement. We have also reviewed such questions of law as we have deemed necessary or appropriate.
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Spinnaker Exploration Company
Page 2
September 27, 1999


     Based upon the foregoing, we are of the opinion that the shares of Common Stock proposed to be issued and sold by the Company to the Underwriters have been validly authorized for issuance and delivery thereof in accordance with the provisions of the Underwriting Agreement (assuming that it is executed in the form reviewed by us) and as set forth in the Registration Statement and when so issued and delivered, will be validly issued, fully paid and nonassessable.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware.

     We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement and the incorporation by reference of this opinion, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the S.E.C. issued thereunder.

                                    Very truly yours,



                                    Vinson & Elkins L.L.P.